EXHIBIT B

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                      March 31, 1998          March 31, 1998
                                    ------------------     -----------------

Operating Expenses:
  Operation Expense                     $  8,328                $ 26,411
  Other Taxes                                  -                   2,851
                                        --------                --------

Total Operating Expenses                   8,328                  29,262
                                        --------                --------

Other Income:
  Interest Income                          8,214                   8,214
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                                   -                  (4,464)
    Enerchange                           139,340                 112,331
                                        --------                --------
                                         147,554                 116,081
                                        --------                --------

Other Deductions:
  Interest                                 1,062                  13,973
                                        --------                --------

Pretax Income                            138,164                  72,846
                                        --------                --------

Income Taxes - Current                   147,010                 102,442
             - Deferred                 (103,890)                (77,900)
                                        --------                --------
                                          43,120                  24,542
                                        --------                --------

Net Income                              $ 95,044                $ 48,304
                                        ========                ========